 Exhibit 99.1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (“Agreement”) is made by and between Peck Electric Co., a Vermont corporation with a place of business in Williston, Vermont, as the “Seller, and Nedde Real Estate LLC, a Vermont limited liability company with a place of business in Burlington, Vermont, as the “Buyer”, and is made and entered into as of the date of execution by the last party to execute this Agreement (the “Effective Date”).

Background

Seller owns, in fee simple, the real property measuring ±2.28 acres known as and numbered 4090 Williston Rd., South Burlington, Vermont (Parcel ID 1810-04090, SPAN 600-188-11381), which is improved with a commercial building ( the “Building”), and Buyer wishes to purchase from Seller, and Seller wishes to sell to Buyer, all of Seller’s right, title and interest in and to such real property together with all improvements thereon, including the Building but excluding the solar photovoltaic electricity generation facility installed on the rooftop of the Building (the “Solar Facility”), and together with all easements, permits, approvals, allocations and rights benefiting the same, which are collectively referred to herein as the “Property”.

In consideration of the premises and the mutual covenants and agreements herein set forth, and in reliance on the representations and warranties contained herein, Buyer and Seller hereby agree as follows:

Section 1.         Sale and Purchase; Operation of Property.

(a)          Seller agrees to sell and convey the Property to Buyer, and Buyer agrees to purchase the Property from Seller, subject to the terms and conditions set forth herein. Included with the sale of the Property shall be (i) all of Seller’ right, title and interest in and to all federal, state and local permits for the Property, (ii) all municipal allocations for the Property (including water supply and sewer allocation), and (iii) all engineering plans, drawings, designs, site plans, surveys, and environmental site assessments prepared for the Property.

(b)         While this Agreement is in effect, Seller shall not (i) enter into any leases or agreements with respect to the Property and its operation, (ii) grant any easements or rights with respect to the Property or (iii) permit the attachment of any encumbrances to the Property, in each instance without the prior written consent of Buyer, which shall not be unreasonably withheld, conditioned or delayed.

Section 2.         Purchase Price.

(a)          The purchase price (the “Purchase Price”) to be paid by Buyer to Seller for the Property shall be Five Hundred Sixty Five Thousand Dollars ($565,000.00).

(b)         The Purchase Price shall be payable as follows:

(i)         A deposit of Ten Thousand Dollars ($10,000.00) shall be paid within three (3) business days after the Effective Date of this Agreement, by bank check (such payment is referred to herein as the “Deposit”).

(ii)         The balance of the Purchase Price, adjusted by apportionment as set forth herein, shall be paid at Closing (as defined below) by bank cashier’s check, certified check or attorney trust account check made payable to Seller, or by wire transfer pursuant to written instructions given by Seller to Buyer prior to the Closing.

Section 3.        Deposit. The Deposit shall be held by MSK Attorneys (the “Escrow Agent”) in a non-interest bearing IOLTA trust account. The Deposit shall be applied to the Purchase Price at Closing. In the event the Closing does not occur, the Deposit shall be disbursed as provided herein.

Section 4.         Buyer’s Closing Conditions.   Buyer’s obligation to close shall be conditioned upon satisfaction of the following, in Buyer’s discretion (the “Closing Conditions”):

(a)         Inspections. Buyer’s investigation, review and acceptance, in its sole discretion, of (i) the physical condition of the Property and the Building, including without limitation its compliance with fire and life safety codes and regulations, and (ii) the environmental condition of the Property, all in accordance with the following: Buyer and its engineers, inspectors, and other agents and representatives (collectively, “Buyer’s Agents”), and the Fire Marshal, are hereby authorized to inspect the Property and conduct such reviews, tests and studies and take such actions as Buyer shall deem appropriate in connection with its investigation of the Property’s physical and environmental condition.

Buyer agrees that in conducting any inspections, investigations or tests, Buyer and Buyer’s Agents shall: (i) not damage any part of the Property or any personal property owned or held by Seller; (ii) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property; and (iii) not permit any liens to attach to the Property by reason of the exercise of Buyer’s rights hereunder.

If any damage occurs at the Property as a result of Buyer’s due diligence activities, Buyer shall promptly restore the Property to the condition that existed prior to the commencement of the due diligence or such other activities, at Buyer’s sole cost and expense, and shall indemnify and save and hold Seller harmless from any claim, damage, cost or expense, including reasonable attorneys’ fees, for any physical damage to the Property arising from any inspections, tests, surveys and/or studies performed by Buyer or Buyer’s Agents.

If the results of Buyer’s due diligence are not acceptable to Buyer, Buyer may, in Buyer’s sole discretion, on or before the date that is forty-five (45) days after the Effective Date (the “Contingency Date”) elect to: (x) terminate this Agreement by providing written notice of termination to Seller, in which case the Escrow Agent shall promptly disburse the Deposit to the Buyer and all of the rights and obligations of the parties to this Agreement shall cease and terminate; or (y) waive the satisfaction of such Closing Condition and proceed with the purchase contemplated by this Agreement without a reduction in the Purchase Price, but subject, however, to the remaining Closing Conditions set forth in this Agreement.

(b)         Solar Facility Lease. The parties having agreed on the form of a lease to be executed at Closing with respect to Seller’s post-Closing maintenance and operation of the Solar Facility from the roof of the Building (the “Solar Facility Lease”).

(c)         Representations and Warranties. The representations and warranties made by the Seller in this Agreement being true and correct in all material respects on and as of the Closing with the same force and effect as though such representations and warranties had been made as of the Closing.

Section 5.        Representations and Warranties of Seller. Seller makes the following representations and warranties as of the date of this Agreement and again as of the date of Closing:

(a)         Seller is the record owner of the Property and Buyer will be conveyed good, insurable, and marketable title to the Property at Closing, free of all liens, tenants, occupants, and parties in possession, other than the Solar Facility Lease.

(b)         Seller has the full power and authority to enter into, execute, deliver, and consummate the transaction contemplated by this Agreement and any instruments and agreements contemplated herein. Seller has taken all action required by law to authorize the execution, delivery, and consummation of the transaction contemplated hereby.

(c)          Seller warrants that the Property is free from any unasserted mechanics' liens. At Closing, Seller shall provide an affidavit attesting to the absence of claims of lien or potential lien owners, and further attesting that bills for improvements to the Property made during the one hundred and eighty (180) days immediately preceding the date of Closing have been paid in full.

(d)         Seller has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors; or (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets.

(e)          Seller has no knowledge of any litigation or claim pending or threatened against it which would have an adverse effect on the Property.

(f)         There are no judgments, liens, actions, encumbrances, or pending or threatened litigation against the Seller which would have a material adverse effect on the use and operation of the Property or on the ability of Seller to consummate the transactions contemplated by this Agreement.

(g)         Seller is not a party to any contract, lease or other agreement or subject to any judgment, decree or order which materially and adversely affects the Property, or grants any third party the right to occupy all or any portion of the Property.

(h)         Seller has not received any notices from any insurance company of any defect in the Property which would materially affect the insurability of the Property.

(i)          To the best of Seller’s knowledge, there is no existing latent structural or other physical defect in the Property that materially impairs the current use or operation of the Property.

(j)          To the best of Seller’s knowledge, (i) all permits, licenses, approvals and filings required by Governmental Regulations (defined below) for the Property have been obtained, and the use, operation and condition of the Property does not violate any Governmental Regulations; and (ii) there are no unresolved civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened with respect to the Property’s compliance with Governmental Regulations. “Governmental Regulations” means any local, state, or federal statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning land use and development.

(k)          To the best of Seller’s knowledge, there are no hazardous substances, hazardous wastes or regulated contaminants located on the Property, and no release of hazardous substances, hazardous wastes or regulated contaminants has occurred on, or has migrated onto or beneath, the Property. As used herein, “Hazardous Substances” means hazardous toxic substances, wastes, materials, pollutants, contaminants, and any other similar substances or materials which are included under or regulated by local, state, or federal law, rule, or regulation pertaining to protection of human health and the environment, or environmental contamination, clean-up, or disclosure, including the Comprehensive Environmental Response Compensation and Liability Action of 1980, 42 U.S.C. § 9601 et seq., as amended (CERCLA), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 9601 et seq., as amended (RCRA), and the Vermont Waste Management Statutes, 10 V.S.A., Ch. 159, and regulations adopted pursuant to all such statutes.

The warranties and representations contained in this Agreement shall not merge with the delivery of deed to the Property and shall continue to remain in full force and effect for a period of one year after the Closing. Buyer’s remedy for a breach of the warranties made herein shall be an action in law or equity for such party’s actual out-of-pocket damages, remedies, costs, penalties and expenses, including court costs and reasonable attorneys’ fees. The aggregate recovery of the Buyer with respect to the foregoing shall not exceed the Purchase Price.

Section 6.         Closing.

(a)          The closing and transfer of title to the Property (the “Closing”) shall take place at the offices of Buyer’s counsel or lender, or via remote escrow closing, on the date that is forty-five (45) days after the Contingency Date (the “Closing Date”), or at such other place or time as the parties may mutually agree upon in writing. If the date that is forty-five (45) days after the Contingency Date is a holiday or weekend, then the Closing Date shall be extended to the second business day thereafter.

(b)         At Closing, possession and occupancy of the Property shall be delivered to Buyer broom clean, and Seller shall leave the Property free from all tenants, occupants and parties in possession, other than the Solar Facility Lease.

(c)          Buyer shall have the right to physically inspect the Property at least three (3) days prior to Closing to ensure Seller’s compliance with this provision.

Section 7.         Transfer Documents.  At Closing, Seller shall deliver to Buyer, against payment of the Purchase Price, in form satisfactory to Buyer and Buyer’s counsel, the following (collectively, the “Transfer Documents”):

(a)         Authority. A resolution of Seller, in recordable form, authorizing the transfer of the Property to Buyer and appointing an individual to execute the Transfer Documents on behalf of Seller, together with evidence that Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Vermont.

(b)         Warranty Deed. A standard Vermont Warranty Deed sufficient to convey to Buyer good, insurable, and marketable title to the Property.

(c)          Transfer Tax Return. A completed Vermont Property Transfer Tax Return.

(d)         Vermont Land Gains. In the event the sale of the Property is not exempt from Land Gains Tax, a certificate issued by the Vermont Department of Taxes certifying the amount of the Vermont Land Gains Tax due pursuant to the provisions of 32 V.S.A. §§ 10001 et. seq. or certifying that no such tax is due on account of the transaction contemplated by this Agreement.

(e)         Existing Mortgages. With respect to any mortgage or security interest encumbering the Property, Seller shall deliver at or before the Closing either: (i) a fully executed discharge of mortgage for each mortgage encumbering the Property; or (ii) a writing, signed by a duly authorized agent of the mortgagee/lender, which confirms the amount required to satisfy the mortgage indebtedness as of the date of the Closing, and indicates that within ten (l0) days receipt of the funds required to satisfy the mortgage the mortgagee/lender will execute and deliver a discharge of mortgage in accordance with 27 V.S.A. § 463. If Seller fails to comply with the terms of this provision, all of the proceeds of the sale shall be held in escrow until the requirements of either subsection (i) or (ii) have been satisfied.

(f)          FIRPTA Certificate.  A certificate complying with the provisions of 26 U.S.C. § 1445 (FIRPTA), without which Buyer shall have the right to withhold from the payment of the Purchase Price and pay to the U.S. Internal Revenue Service an amount equal to fifteen percent (15%) of the Purchase Price.

(g)         Solar Facility Lease. The parties shall both execute the Solar Facility Lease.

(h)         Such affidavits, reports and agreements as may be required by the company issuing title insurance to Buyer and to the institution providing financing to Buyer, if any, to permit such title insurance company to issue the title insurance policy without standard exceptions for mechanic’s liens or parties-in-possession.

(i)          Such other instruments as the Buyer may reasonably request to effectuate the transaction contemplated by this Agreement without additional liability or expense to Seller in which shall not delay the Closing.

Section 8.         Title Contingency.

(a)         Buyer shall cause title to the Property to be examined and shall notify Seller in writing on or before the date thirty (30) days after the Effective Date of the existence of encumbrances and defects in title which render Seller's title to the Property unmarketable, as defined below (“Buyer’s Title Objections”).   Seller shall exercise reasonable, good faith efforts and diligence to remove or cure Buyer’s Title Objections prior to Closing. If, on the Closing Date, Seller is unable to convey marketable title free and clear of Buyer’s Title Objections, Buyer, in full satisfaction of Buyer’s obligations hereunder, shall either: (i) accept such title to the Property as Seller can convey without reduction in the Purchase Price; or (ii) terminate this Agreement, in which case, Seller shall direct the Escrow Agent to promptly return the Deposit to Buyer, and upon Buyer’s receipt of the Deposit, all further rights and liabilities of the parties hereto be reason of this Agreement shall terminate.

(b)          Section 8(a) shall not be construed to be a waiver of a claim against marketability by Buyer for a defect arising between the date of Buyer’s examination of title and the Closing Date, which defect(s) in that event shall be removed or corrected by Seller prior to Closing.

(c)          As used in this Agreement, marketable title shall be defined with reference to the Vermont Marketable Record Title Act (27 V.S.A. § 601 et seq.), Vermont case law and the Vermont Title Standards in effect from time to time., and in addition as title which is (i) free from all tenants and liens, and which is free of all encumbrances of record, including without limitation any protective covenants, permit conditions or easements which materially impair the use of the Property for commercial use, and (ii) is benefited by all municipal, state and federal regulatory approvals, including without limitation, zoning, subdivision, Act 250, water supply/wastewater, stormwater and life-safety pem1its, necessary for the use of the Property for commercial use, with the Property being in full compliance therewith, such that the Property is not potentially subject to an enforcement action or to a claim by a regulatory authority exercising jurisdiction over the Property that the Property either lacks a necessary permit or is not in compliance with the terms and conditions of an existing permit applicable to the Property, and (iii) is in compliance with applicable fire and/or life safety regulations.

(d)         Seller shall provide Buyer, or Buyer’s attorney, with a copy of the proposed Transfer Documents no later than two (2) business days before the Closing Date.

Section 9.        Adjustments to Purchase Price. All property taxes assessed against the Property shall be apportioned at Closing, and all utility charges, electricity payments, water and sewer fees, and other charges relating to the period ending on the date of Closing shall be paid by Seller. Real estate taxes assessed by the municipality in which the Property is situated shall be apportioned based on the fiscal year for which such taxes are collected. Should any tax, charge or rate be undetem1ined on the date of the Closing, the last determined tax, charge or rate shall be used for the purposes of apportionment; provided, however, that such apportionment shall be subject to later adjustment between the parties when the actual amounts of any such tax, charge or rate is finally determined, if the cumulative adjustment exceeds Five Hundred Dollars ($500.00).

Section 10.      Vermont Property Transfer Tax; Vermont Land Gains Tax; Vermont Non- Resident Withholding Tax. Seller and Buyer shall execute and deliver such Vermont Property Transfer Tax, Vermont Land Gains Tax and Vermont Non-Resident Withholding Tax forms as may be required by the State of Vermont. Buyer shall pay any Vermont Property Transfer Tax and Vermont Clean Water Surcharge. Seller shall pay the Vermont Land Gains Tax, if any. Unless Seller provides a certificate complying with the provisions of 32 V.S.A. § 10007 or proof that the proposed transaction is exempt from Vermont Land Gains Tax, Buyer may withhold from the payment of the Purchase Price and shall pay to the Vermont Department of Taxes an amount equal to ten percent (10%) of the Purchase Price attributed to the Property. Unless Seller provides a certificate complying with the provisions of 32 V.S.A. § 5847, Buyer may withhold from the payment of the Purchase Price and shall pay to the Vermont Department of Taxes an amount equal to two and one-half percent (2.5%) of the Purchase Price attributed to the Property.

Section 11.       Risk of Loss. During the period between the Effective Date and through and including the Closing Date, risk of loss shall be on Seller. Seller shall continue to carry fire and extended coverage insurance presently maintained on the buildings and improvements located on the Property. In the event any of the buildings or improvements are destroyed or damaged and are not restored to their present condition by the Closing Date, Buyer may, in full satisfaction of Buyer’s obligations hereunder, either: (a) elect in writing to terminate this Agreement within fourteen (14) days after the later of the date of such casualty or the date on which Seller’s insurance company confirms the amount of insurance proceeds that will be available to Buyer in connection with such casualty, and upon such notification Seller shall direct the Escrow Agent to promptly return the Deposit to Buyer, and upon Buyer's receipt of the Deposit, all further rights and liabilities of the parties hereto by any reason of this Agreement shall terminate; or (b) waive the right to terminate this Agreement and close the transaction without reduction in the Purchase Price, in which latter case, Seller shall pay to Buyer all funds received by Seller on account of any casualty loss, and shall assign to Buyer all pending claims for insurance then in process, and shall cooperate with Buyer to allow Buyer to collect the proceeds of the insurance.

Section 12.       Default and Termination.

(a)         If Buyer shall fail to complete this purchase for reasons other than as set forth above in Sections 4, 8 or 11 or other than due to Seller’s default, or if Buyer is otherwise in default, Seller may terminate this Agreement and retain the Deposit, or pursue any legal or equitable remedies provided by law, including specific performance and damages.

(b)         If Seller shall fail to complete the sale of the Property as provided herein or is otherwise in default, Buyer may terminate this Agreement, receive back the Deposit and pursue any legal or equitable remedies provided by law, including specific performance and damages.

(c)          In the event that a legal action is instituted arising out of a breach of this Agreement, the substantially prevailing party shall be entitled to reasonable attorneys’ fees and costs.

Section 13.      Personal Property.   Seller agrees that if following the Buyer’s physical inspection of the Property prior to Closing there remains any personal property on the Property that Seller was required to have removed and that Buyer desires to have removed, the parties shall escrow from the Purchase Price 150% of the sum reasonably estimated to pay for such removal, and they shall use such sum to pay the actual cost of removal, with any money left over following such removal to be promptly disbursed to Seller. Any personal property present on the Property at Closing shall, at Buyer’s election, be deemed abandoned, and Buyer shall be free to sell the same and retain the proceeds of any such sale.

Section 14.       Commissions and Fees.  The parties hereto warrant and represent to each other that they have no knowledge of any real estate broker or agent to whom a commission may be payable as a result of this transaction or of any other finder’s fees or commissions related thereto. Each party agrees to indemnify and hold harmless the other for all claims or demands of any real estate agent or broker claiming by, through, or under such party. This indemnification shall also include payment of costs and attorneys' fees incurred by a party in defense of a claim for such real estate commissions or fees.

Section 15.      Binding Contact; Governing Law. This Agreement shall bind and inure to the benefit of the parties hereto and their respective representatives, successors and assigns. This Agreement shall be governed by Vermont law without giving effect to conflicts of laws provisions.

Section 16.      Assignment.   Buyer may, at its option, assign Buyer’s rights under this Agreement to a corporation, partnership or limited liability company in which Doug Nedde is an owner or principal, and Seller shall tender its performance to such assignee as if the assignee was the named Buyer. Such assignee shall be bound by all of the terms and conditions of this Agreement.

Section 17.       Further Assurances. The parties agree to execute, acknowledge and deliver such documents, certificates or other instruments and take such other actions as may be reasonably required from time to time to carry out the intent and purpose of this Agreement.

Section 18.      Notices.   Any notice or other communication to be given hereunder shall be in writing and mailed, certified with return receipt requested, or telecopied, or sent by email using a secure format (e.g., pdf) or sent by nationally recognized overnight courier (e.g., Federal  Express) to such party at the address or number set forth below:

If to Buyer:                        Nedde Real Estate LLC
Attention: Douglas C. Nedde
747 Pine St., Suite 501
Burlington, VT 05401
Telephone No.: (802) 343-4110
Email: dnedde@neddere.com

with a copy to:                  Jeremy Farkas, Esq.
MSK Attorneys
275 College Street
P.O. Box 4485
Burlington, VT 05406-4485
Telephone No.: (802) 861-7000
Fax No.: (802) 861-7007
jfarkas@mskvt.com

If to Seller:                         Peck Electric Co.
400 Avenue D, Suite 10
Williston, VT, 05495
Attention: Jeff Peck

With a copy to:                 H. Kenneth Merritt, Jr., Esq.
Merritt & Merritt
60 Lake Street
P.O. Box 5839
Burlington, VT 05402-5839
Telephone No: (802) 658-7830
Fax No.: (802) 658-0978
kmerritt@merritt-merritt.com

or to such other person, address or number as the party entitled  to such notice or communication shall have specified by notice to the other party given in accordance with the provisions of this Section. Any such notice or other communication shall be deemed given: (i) if mailed, three days after being deposited in the mail, properly addressed and with postage prepaid; (ii) if sent by telecopy or by email, when transmitted provided that an automated delivery failure notice or out- of-office message has not been received by the sender; or (iii) if sent by overnight service, next business day after sending.

Section 19.       Incorporation by Reference. The Background section of this Agreement, and all exhibits to this Agreement and the terms contained therein are made a part of this Agreement and the contents thereof are hereby incorporated by reference.

Section 20.       Survival. The representations and warranties included in this Agreement shall survive the Closing and execution of the deed, and shall be in full effect and enforceable after the Closing, for a period of one (1) year.

Section 21.      Entire Agreement; Amendment. This Agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof and there are no covenants, promises, agreements, conditions or understandings, oral or written, except as herein set forth. This Agreement may not be amended, waived or discharged except by an instrument in writing executed by the party against whom such amendment, waiver or discharge is to be enforced.

Section 22.      Counterparts. This Agreement may be made by counterparts, each of which shall be deemed an original and together shall be deemed to constitute the Agreement. Such counterparts may consist of documents which are photocopies, portable document files, facsimile transmissions or similar reproduction methods. Upon the request of either party, the other shall furnish a copy or copies with original signature within five (5) business days.

Section 23.     Captions; Headings. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of such sections, nor in any way affect this Agreement or have any substantive effect.

Section 24.      1031 Exchange.  In the event that either party to this transaction intends to treat this transaction as the relinquished or replacement property in a tax-deferred exchange under Section 1031 of the Internal Revenue Code, the other party hereby agrees to cooperate in completing such tax-deferred exchange, provided that such cooperation shall be at no cost to the cooperating party. Each party may also assign their rights under this Agreement to a “qualified intermediary” for the purpose of achieving a Section l031 tax-deferred exchange.

Section 26.      Escrow Agent. The Escrow Agent's duties shall be limited to the duties outlined herein. The parties hereto shall indemnify and hold harmless the Escrow Agent from and against all costs, expenses and fees, including legal fees, incurred as a result of a dispute hereunder, unless the dispute is caused by Escrow Agent’s breach of the terms of this Agreement, gross negligence, or willful misconduct. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action other than to safely keep the Escrowed Funds in escrow until it shall be directed otherwise pursuant to a joint notice from the parties hereto. In the event that any controversy arises among the parties hereto or with any third person with respect to the subject matter of this Agreement, its conditions or terms, the Escrow Agent may request the parties to resolve such controversy to its satisfaction or the Escrow Agent may file an interpleader or other appropriate action with a court having jurisdiction over such matters in order to resolve such controversy. In any event, the Escrow Agent shall not be required to determine the same or take any action whatsoever, but may await the settlement of any such controversy by final appropriate legal process. The parties understand and agree that the Escrow Agent represents the Buyer in this transaction and acknowledges that its participation hereunder as the Escrow Agent shall not constitute a conflict of interest that would bar the Escrow Agent from further representation of the Buyer in this transaction or representing the Buyer in any dispute over this Agreement or any other related transaction involving the Property.

Signature Page to Follow

IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the dated first mentioned above.

BUYER

Nedde Real Estate LLC

Dated:	4/5/2021	By:	/s/ Douglas C. Nedde
Douglas C. Nedde, Authorized Agent

STATE OF VERMONT
CHITTENDEN COUNTY, SS,

This agreement was acknowledged  before me on April 5th , 2021 by Douglas C. Nedde , Authorized Agent of Nedde Real Estate LLC.

Before me,
Notary Public State of Vermont
My commission expires: 1.31.23
My credential no.:	157.0009808

SELLER

Peck Electric Co.

Dated:	4/6/2021	By:	/s/ Jeffrey Peck
Jeffrey Peck
President and Authorized Agent

STATE OF VERMONT
CHITTENDEN COUNTY, SS.

This agreement was acknowledged before me on April 6 , 2021 by Jeffrey Peck, President and Authorized Agent of Peck Electric Co.